Ex.(d)(1)(ii)(iii)


                          NEUBERGER BERMAN EQUITY FUNDS
                              MANAGEMENT AGREEMENT
                                   SCHEDULE A

                  The Series of Neuberger Berman Equity Funds currently subject to this Agreement are as follows:


         Neuberger Berman Century Fund
         Neuberger Berman Fasciano Fund
         Neuberger Berman Focus Fund
         Neuberger Berman Genesis Fund
         Neuberger Berman Guardian Fund
         Neuberger Berman International Fund
         Neuberger Berman Manhattan Fund
         Neuberger Berman Millennium Fund
         Neuberger Berman Partners Fund
         Neuberger Berman Regency Fund
         Neuberger Berman Socially Responsive Fund
         Neuberger Berman Technology Fund

                           DATED:  March 23, 2001


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                          NEUBERGER BERMAN EQUITY FUNDS
                              MANAGEMENT AGREEMENT

                                   SCHEDULE B

Compensation pursuant to Paragraph 3 of the Neuberger Berman Equity Funds Management Agreement shall be calculated in accordance with the following schedules:

NEUBERGER BERMAN GUARDIAN FUND
NEUBERGER BERMAN MANHATTAN FUND
NEUBERGER BERMAN PARTNERS FUND
NEUBERGER BERMAN FOCUS FUND
NEUBERGER BERMAN SOCIALLY RESPONSIVE FUND
NEUBERGER BERMAN REGENCY FUND
NEUBERGER BERMAN CENTURY FUND

0.55% on the first $250 million of average daily net assets 0.525% on the next $250 million of average daily net assets 0.50% on the next $250 million of average daily net assets 0.475% on the next $250 million of average daily net assets 0.45% on the next $500 million of average daily net assets 0.425% on average daily net assets in excess of $1.5 billion

NEUBERGER BERMAN GENESIS FUND
NEUBERGER BERMAN MILLENNIUM FUND

0.85% on the first $250 million of average daily net assets
0.80% on the next $250 million of average daily net assets
0.75% on the next $250 million of average daily net assets
0.70% on the next $250 million of average daily net assets
0.65% on average daily net assets in excess of $1 billion

NEUBERGER BERMAN INTERNATIONAL FUND

0.85% on the first $250 million of average daily net assets 0.825% on the next $250 million of average daily net assets 0.80% on the next $250 million of average daily net assets 0.775% on the next $250 million of average daily net assets
0.75 % on the next $500 million of average daily net assets 0.725% on average daily net assets in excess of $1.5 billion

NEUBERGER BERMAN FASCIANO FUND
NEUBERGER BERMAN TECHNOLOGY FUND
0.85% average daily net assets

              Dated: March 23, 2001